UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2008

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Modifications to Rights of Security Holders.

On July 28, 2008, the board of directors of New Frontier Media, Inc. authorized the company to amend its Rights Agreement, which governs the terms of the company’s preferred stock purchase rights or poison pill registered under Section 12 of the Securities Exchange Act of 1934, with Corporate Stock Transfer, Inc., as rights agent, to eliminate the continuing director, or so-called “dead hand”, provisions contained therein.

The amendments became effective on August 1, 2008, pursuant to the terms of the Amended and Restated Rights Agreement filed herewith as Exhibit 4.01.  The continuing director provisions in the company’s superseded rights agreement would have precluded the company’s board of directors from amending the rights agreement or redeeming the rights authorized thereunder without the approval of the company’s continuing directors, a term generally defined under the rights agreement to mean (i) any director who is not an Acquiring Person (as defined in the agreement) and who was a member of the board of directors prior to November 21, 2001, and (ii) any successor director of a continuing director who is not an Acquiring Person and who was recommended or elected by a majority of the then continuing directors.  Under the Amended and Restated Rights Agreement, the agreement may be amended and the rights redeemed by a majority vote of the board of directors (irrespective of its director composition).  The foregoing summary of the amendments is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreement filed herewith, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2008, the company amended its amended and restated articles of incorporation by filing a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock with the Colorado Secretary of State to give effect to the above described amendments to the company’s superseded rights agreement.  The full text of the certificate of designation is filed herewith as Appendix A to Exhibit 4.01 and incorporated herein by reference.

On July 28, 2008, the company’s board of directors also approved amendments to the company’s amended and restated bylaws.  The amendments provide the procedure as contemplated under the Colorado Business Corporation Act, as amended, for fixing a future record date for determining the shareholders entitled to demand a special meeting of shareholders, and to be given notice of a special meeting of shareholders so called.  Under the company’s amended and restated bylaws as so amended, the company’s board of directors shall establish a record date for determining the shareholders entitled to demand a special meeting of shareholders not later than 30 days after the date the company confirms that it has received written notice from a then existing shareholder that such shareholder intends to make a written demand for a special shareholders meeting and that states the purposes for which it is to be held.  Upon receipt within 70 days of the record date so chosen of one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing as of such record date at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, the board of directors shall establish a future record date for determining the shareholders entitled to be given notice of and to vote at the special meeting for such purpose or purposes, which record date shall be not more than 70 days and not less than 10 days prior to the date on which the action requiring such determination of shareholders is to be taken.  Notwithstanding the foregoing, the company’s board of directors shall not be required to establish a record date for determining the shareholders entitled to demand a special meeting of shareholders that is a date within 90 days of the most recently completed annual meeting of shareholders, or within 75 days of the next regularly scheduled annual meeting of shareholders, if any of the proposed purposes of the special meeting is to consider or vote upon a matter that was considered at the most recently completed annual meeting of shareholders or will be considered at the next regularly scheduled annual meeting of shareholders. The full text of the amended bylaw provision is filed herewith as Exhibit 3.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

3.01	Amendment to Amended and Restated Bylaws

4.01	Amended and Restated Rights Agreement, dated as of August 1, 2008, between New Frontier

Media, Inc. and Corporate Stock Transfer, Inc., as rights agent

4.02

Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as amended, together with the related Rights Certificate, as amended (included as Appendices A and B to the Amended and Restated Rights Agreement filed herewith as Exhibit 4.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2008	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
Name: Marc Callipari
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.01	Amendment to Amended and Restated Bylaws

4.01	Amended and Restated Rights Agreement, dated as of August 1, 2008, between New Frontier Media, Inc. and Corporate Stock Transfer, Inc., as rights agent

4.02

Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as amended, together with the related Rights Certificate, as amended (included as Appendices A and B to the Amended and Restated Rights Agreement filed herewith as Exhibit 4.01)